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                               EXHIBIT 99.1

                          JOINT FILING AGREEMENT


          The undersigned stockholders of Miller Exploration Company, a Deleware corporation, hereby consent to the joint filing of a Schedule 13(d) in accordance with Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Date: February 18, 1998                 /S/ C.E. MILLER
                                        C.E. Miller



                                        EAGLE INVESTMENTS, INC.

                                        C.E. MILLER TRUST



                                        By /S/ C.E. MILLER
                                           C.E. Miller, Trustee


                                        EAGLE INTERNATIONAL, INC.

                                        C.E. MILLER TRUST



                                        By /S/ C.E. MILLER
                                           C.E. Miller, Trustee


                                        KELLY E. MILLER RETAINED
                                           ANNUITY TRUST #1


                                        By /S/ C.E. MILLER
                                           C.E. Miller, Trustee









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                                        DANIEL R. MILLER RETAINED
                                           ANNUITY TRUST #1


                                        By /S/ C.E. MILLER
                                           C.E. Miller, Trustee


                                        DAVID A. MILLER RETAINED
                                           ANNUITY TRUST #1


                                        By /S/ C.E. MILLER
                                           C.E. Miller, Trustee


                                        SUE ELLEN BELL RETAINED
                                           ANNUITY TRUST #1


                                        By /S/ C.E. MILLER
                                           C.E. Miller, Trustee